U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2006
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
     On January 26, 2006, our President, W. Blake Baird, and, on January 27, 2006, our Chief Financial Officer, Michael A. Coke, and our Executive Vice President, Private Capital, John T. Roberts each adopted a pre-arranged stock trading plan to exercise a portion of their vested stock options and sell the resulting shares received from such stock option exercises as a part of their personal long term investment strategies for asset diversification, liquidity and estate planning. These stock trading plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our policies regarding stock transactions.
     Up to 90,000 shares of our common stock may be traded under Mr. Baird’s 10b5-1 plan upon exercise of vested stock options contributed to his 10b5-1 plan. As of January 26, 2006, Mr. Baird has beneficial ownership of 260,888 shares of our common stock, not including the options to purchase 90,000 shares of our common stock that may be exercised pursuant to his 10b5-1 plan, and options to purchase 434,887 shares of our common stock.
     Up to 75,607 shares of our common stock may be traded under Mr. Coke’s 10b5-1 plan upon exercise of vested stock options contributed to his 10b5-1 plan. As of January 27, 2006, Mr. Coke has beneficial ownership of 77,229 shares of our common stock, not including the options to purchase 75,607 shares of our common stock that may be exercised pursuant to his 10b5-1 plan, and options to purchase 125,775 shares of our common stock.
     Up to 162,283 shares of our common stock may be traded under Mr. Roberts’ 10b5-1 plan upon exercise of vested stock options contributed to his 10b5-1 plan. As of January 27, 2006, Mr. Roberts has beneficial ownership of 185,787 shares of our common stock, not including the options to purchase 162,283 shares of our common stock that may be exercised pursuant to his 10b5-1 plan, and options to purchase 122,639 shares of our common stock.
     All transactions under their 10b5-1 plans will be disclosed publicly in filings with the U.S. Securities and Exchange Commission.
Forward Looking Statements
     Some of the information included in this report contains forward-looking statements, such as those related to future trades under the 10b5-1 plans referenced above which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Business Risks” and elsewhere in our most recent annual report for the year ended December 31, 2004 on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: January 27, 2006	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary